Exhibit 99.1

ARS Pharmaceuticals Reports First Quarter 2026 Financial Results and Corporate Update

Q1 2026 total revenue of $22.7 million including neffy U.S. net product revenue of $17.5 million

CVS Caremark proposal in final stages of approval process; definitive update anticipated in early June

Sales force expansion to 148 representatives completed

Phase 2b CSU study interim population fully enrolled, and on track for Q4 2026 readout

Conference call to be held today, May 15, 2026, at 5:30 a.m. PT / 8:30 a.m. ET

SAN DIEGO, May 15, 2026 -- ARS Pharmaceuticals, Inc. (Nasdaq: SPRY), a biopharmaceutical company dedicated to empowering at-risk patients and their caregivers to better protect patients against allergic reactions that could lead to anaphylaxis, today announced financial results for the first quarter of 2026 and provided an update on the continued commercialization of neffy® (epinephrine nasal spray), the first and only FDA- and European Commission-approved needle-free epinephrine treatment for Type I allergic reactions, including anaphylaxis.

“Building on strong commercial momentum, neffy is redefining the landscape for emergency treatment of severe allergic reactions, including anaphylaxis, as the first and only needle-free epinephrine option,” said Richard Lowenthal, Co-Founder, President and CEO of ARS Pharma. “With expected prescription renewals beginning to layer on top of strong new patient demand in the second half of 2026, we are well-positioned to drive meaningful market share growth. We remain focused on expanding access, deepening prescriber adoption, ensuring affordability with a point-of-sale program at retail pharmacies that will convert non-covered claims to a price of $199 for patients, and advancing our intranasal epinephrine platform into chronic spontaneous urticaria.”

First Quarter 2026 Financial Results

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Revenue: Total revenue for the first quarter of 2026 was $22.7 million, comprised of $17.5 million in net product revenue from neffy sales in the U.S., $2.5 million in collaboration revenue from international partners, and $2.7 million in supply revenue from partners. The $2.5 million in collaboration revenue recognized during the quarter represents a portion of a $5.0 million milestone payment from our partner ALK-Abelló A/S (ALK), triggered by the approval of neffy 1 mg in the EU. Of the remaining $2.5 million balance, $2.4 million was recorded to financing liability and $0.1 million was recorded to contract liability on the balance sheet.
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Research and Development (R&D) Expenses: R&D expenses for the first quarter of 2026 were $4.3 million, primarily associated with continued investment in development programs, clinical trials, and associated personnel costs.
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Selling, General and Administrative (SG&A) Expenses: SG&A expenses for the first quarter of 2026 were $72.2 million, reflecting continued direct-to-consumer marketing investment and sales and marketing expenses associated with the U.S. commercialization of neffy. The expansion of the sales force in the first quarter from 106 to 148 representatives was funded through reallocation of existing resources.
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Net Loss: Net loss for the first quarter of 2026 was $60.6 million, or ($0.61) per share basic and diluted.
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Cash Runway: As of March 31, 2026, ARS Pharma had cash, cash equivalents, and short-term investments of $201.0 million, with 99,300,137 shares of common stock outstanding. ARS Pharma believes this cash position is sufficient to fund operations through cash-flow break-even.

neffy U.S. Commercial Update

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Payor access progress: ARS Pharma submitted a proposal to CVS Caremark to add neffy to its commercial formulary without prior authorization, with a target July 1, 2026 effective date. The proposal is in the final stages of CVS’s approval process with economics within the range of ARS Pharma’s long-term gross-to-net retention target of approximately 50 percent. ARS Pharma anticipates being able to provide a more definitive update soon.
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State Medicaid expansion: Florida added neffy to its unrestricted Medicaid formulary, bringing the total to nine state Medicaid plans covering neffy without prior authorization. Discussions with additional states are ongoing, and we anticipate a majority of Medicaid state plans adopting neffy to their unrestricted Medicaid formularies by early 2027.
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Sales force expansion: ARS Pharma completed the previously announced expansion of its sales force from 106 to 148 representatives and area sales managers, increasing call frequency and depth of engagement among high-prescribing allergists and their support staff.
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Removal of age criteria from 1 mg neffy: FDA approved removing the age criteria in late March 2026, so all children and adults who weigh 33 lbs or more can utilize neffy for the emergency treatment of Type I allergic reactions, including anaphylaxis.

Additional commercial highlights include:

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Increasing breadth and depth of healthcare provider adoption: More than 28,000 healthcare providers have prescribed neffy to date, with approximately half being repeat prescribers. Prescribing remains concentrated among the highest-decile accounts, which represent the majority of category volume.
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School access expansion: More than 10,000 schools have opted into the neffyinSchools program, with each school receiving two cartons of neffy 2 mg or 1 mg at no cost for emergency use through the School Health Corp. SHConnect platform. More than 200 successful uses of neffy have been reported
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New retail pharmacy program launched: This automated solution introduced in May operates at the point-of-sale to reduce claim abandonment when a claim is rejected. It converts a denied claim into our cash price of $199 for patients.

Continued Global Expansion of neffy and EURneffy

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Health Canada approval of neffy: On April 15, 2026, Health Canada approved neffy as the first and only needle-free emergency treatment for allergic reactions, including anaphylaxis, in Canada. Commercial launch by ALK is expected later in 2026.
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EURneffy® 1 mg approved in Europe: On March 31, 2026, the European Commission granted marketing authorization for EURneffy® 1 mg, extending the neffy franchise across the EU as the first and only needle-free adrenaline treatment for younger children at risk of anaphylaxis. The 1 mg dose is indicated for pediatric patients aged 4 years and older weighing between 15 kg and 30 kg. ARS Pharma's partner ALK is responsible for commercialization across the EU.

Clinical Advancement of Intranasal Epinephrine Program

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Phase 2b trial in chronic spontaneous urticaria (CSU) on track: ARS Pharma’s Phase 2b trial (NCT06927999) evaluating its intranasal epinephrine technology as a treatment for acute flares of chronic spontaneous urticaria continues to enroll patients across the U.S. and Europe. The interim analysis population is fully enrolled, with interim data anticipated in the fourth quarter of 2026, followed by the potential initiation of a single Phase 3 pivotal efficacy study in mid-2027.

Conference Call and Webcast Information

ARS Pharma management will host a conference call and webcast at 5:30 a.m. PT / 8:30 a.m. ET today, May 15, 2026. To access the webcast and slides, please visit the Events & Presentations page in the Investors & Media section of the Company’s website. A replay of the webcast will be available for 30 days following the event. Dial-in information for conference participants may be obtained by registering for the event.

EURneffy® is the trade name for neffy® (epinephrine nasal spray) in Europe.

About neffy®

neffy is a nasal spray used for emergency treatment of allergic reactions including anaphylaxis, in adults and children who weigh 33 lbs. or greater.

INDICATION AND IMPORTANT SAFETY INFORMATION FOR neffy (epinephrine nasal spray)

INDICATION

neffy is indicated for emergency treatment of type I allergic reactions, including anaphylaxis, in adult and pediatric patients who weigh 33 lbs. or greater.

IMPORTANT SAFETY INFORMATION

neffy contains epinephrine, a medicine used to treat allergic emergencies (anaphylaxis). Anaphylaxis can be life-threatening, can happen in minutes, and can be caused by stinging and biting insects, allergy injections, foods, medicines, exercise, or other unknown causes.

Always carry two neffy nasal sprays with you because you may not know when anaphylaxis may happen and because you may need a second dose of neffy if symptoms continue or come back. Each neffy contains a single dose of epinephrine. neffy is for use in the nose only.

Use neffy right away, as soon as you notice symptoms of an allergic reaction. If symptoms continue or get worse after the first dose of neffy, a second dose is needed. If needed, administer a second dose using a new neffy in the same nostril starting 5 minutes after the first dose. Get emergency medical help for further treatment of the allergic emergency (anaphylaxis), if needed after using neffy.

Tell your healthcare provider if you have underlying structural or anatomical nasal conditions, about all the medicines you take, and about all your medical conditions, especially if you have heart problems, kidney problems, low potassium in your blood, Parkinson’s disease, thyroid problems, high blood pressure, diabetes, are pregnant or plan to become pregnant, or plan to breastfeed.

Tell your healthcare provider if you take or use other nasal sprays or water pills (diuretics) or if you take medicines to treat depression, abnormal heart beats, Parkinson’s disease, heart disease, thyroid disease, medicines used in labor, and medicines to treat allergies. neffy and other medications may affect each other, causing side effects. neffy may affect the way other medicines work, and other medicines may affect how neffy works.

neffy may cause serious side effects. If you have certain medical conditions or take certain medicines, your condition may get worse, or you may have more or longer lasting side effects when you use neffy.

Common side effects of neffy include: nasal discomfort, headache, throat irritation, chest and nasal congestion, feeling overly excited, nervous or anxious, nose bleed, nose pain, sneezing, runny nose, dry nose or throat, tingling sensation, including in the nose, feeling tired, dizziness, nausea, and vomiting.

Tell your healthcare provider if you have any side effects that bother you or that do not go away after using neffy.

These are not all of the possible side effects of neffy. Call your healthcare provider for medical advice about side effects. To report side effects, contact ARS Pharmaceuticals Operations, Inc. at 1-877-MY-NEFFY (877-696-3339) or the FDA at 1-800-FDA-1088 or www.fda.gov/medwatch.

Please see the full Prescribing Information and Patient Information for neffy.

About Type I Allergic Reactions Including Anaphylaxis

Type I allergic reactions are serious and potentially life-threatening events that can occur within minutes of exposure to an allergen and require immediate treatment with epinephrine, the only FDA-approved medication for these reactions. While epinephrine auto-injectors have been shown to be highly effective, there are well published limitations that result in many patients and caregivers delaying or not administering treatment in an emergency situation. These limitations include fear of the needle, lack of portability, needle-related safety concerns, lack of reliability, and complexity of the devices. There are approximately 40 million people in the United States who experience Type I allergic reactions. Of this group, over the last three years, approximately 20 million people have been diagnosed and treated for severe Type I allergic reactions that may lead to anaphylaxis, but (in 2023, for example) only 3.2 million filled their active epinephrine auto-injector prescription, and of those, only half consistently carry their prescribed auto-injector. Even if patients or caregivers carry an auto-injector, more than half either delay or do not administer the device when needed in an emergency.

About ARS Pharmaceuticals, Inc.

ARS Pharma is a biopharmaceutical company dedicated to empowering at-risk patients and their caregivers to better protect patients from allergic reactions that could lead to anaphylaxis. The Company is commercializing neffy® (trade name EURneffy® in the EU and UK), an epinephrine nasal spray indicated in the U.S. for emergency treatment of Type I allergic reactions, including anaphylaxis, in adult patients and pediatric patients who weigh 33 lbs. or greater, and in the EU for emergency treatment of allergic reactions (anaphylaxis) due to insect stings or bites, foods, medicinal products, and other allergens as well as idiopathic or exercise induced anaphylaxis in adults and children aged 4 years and older who weigh 15 kg or greater. For more information, visit www.ars-pharma.com.

Forward-Looking Statements

Statements in this press release that are not purely historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: the belief that ARS Pharma is well-positioned to drive meaningful market share growth; expectations regarding prescription renewals and demand generally; ARS Pharma’s plans to expand access to, deepen, adoption of, and ensure affordability of neffy; ARS Pharma’s projected cash runway and belief that it can fund operations through cash-flow break-even; expectations regarding the completion of the CVS Caremark formulary approval process and the expected gross-to-net economics thereof; the anticipated expansion of state Medicaid formulary coverage for neffy, including the timing thereof; the timing of commercial launch for neffy in Canada; ; the anticipated timing for an interim data readout from the Phase 2b CSU trial, and the anticipated timing for the potential initiation of a Phase 3 pivotal efficacy study; and other statements that are not historical fact. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipate,” “believe,” “can,” “could,” “expect,” “if,” “may,” “on track,” “potential,” “plan,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon ARS Pharma’s current expectations and involve assumptions that may never materialize or may prove to be incorrect.

Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation: potential safety and other complications from neffy; the ability to maintain regulatory approval for neffy in its currently approved indications; the scope, progress and expansion of developing and commercializing neffy; the risk that personnel costs will be higher than anticipated; the scope, progress and expansion of developing our intranasal epinephrine technology; clinical trial results; the potential for governments and payors to delay, limit or deny coverage for neffy; the size and growth of the market for neffy and the rate and degree of market acceptance thereof vis-à-vis intramuscular injectable products; ARS Pharma’s ability to protect its intellectual property position; and the impact of government laws, regulations and policies. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption ‘Risk Factors’ in ARS Pharma’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”), and as updated by the ‘Risk Factors’ in ARS Pharma's Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, to be filed with the SEC today. These documents can also be accessed on ARS Pharma’s website at www.ars-pharma.com by clicking on the link “Financials & Filings” under the “Investors & Media” tab.

The forward-looking statements included in this press release are made only as of the date hereof. ARS Pharma assumes no obligation and does not intend to update these forward-looking statements, except as required by law. For more information, visit www.ars-pharma.com, and follow us on LinkedIn and X.

Investor Contact:

Justin Chakma, ARS Pharma
justinc@ars-pharma.com

Media Contact:

Christy Curran, Sam Brown Inc.
christycurran@sambrown.com

615.414.8668

ARS Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and par value data)

	March 31, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$24,321	$41,317
Short-term investments	176,648	203,669
Accounts receivable, net	28,662	25,347
Inventories	8,817	8,369
Prepaid expenses and other current assets	6,788	6,194
Total current assets	245,236	284,896
Inventories, noncurrent	23,221	23,053
Property, plant and equipment, net	2,285	2,465
Intangible assets, net	14,176	14,452
Other assets	2,653	2,786
Total assets	$287,571	$327,652
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities (including related party amounts of $1,431 and $1,624, respectively)	$48,263	$37,948
Contract liability, current	757	609
Other current liabilities	592	588
Total current liabilities	49,612	39,145
Term loans, net (including related party amounts of $4,826 and $4,819, respectively)	96,522	96,374
Financing liability	74,673	72,140
Contract liability, net of current portion	978	1,130
Other accrued liabilities	4,478	4,605
Total liabilities	226,263	213,394
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value per share; 10,000,000 shares authorized at March 31, 2026 and December 31, 2025; no shares issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value per share; 200,000,000 shares authorized at March 31, 2026 and December 31, 2025; 99,300,137 and 99,290,926 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	10	10
Additional paid-in capital	416,615	408,726
Accumulated other comprehensive (loss) gain, net	(96)	125
Accumulated deficit	(355,221)	(294,603)
Total stockholders’ equity	61,308	114,258
Total liabilities and stockholders’ equity	$287,571	$327,652

ARS Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue:
Product revenue, net	$17,452	$7,763
Revenue under collaboration agreements	2,489	210
Revenue under supply agreements	2,740	—
Total revenue	22,681	7,973
Operating expenses:
Cost of goods sold (including related party amounts of $1,233 and $488, respectively)	6,286	1,094
Research and development (including related party amounts of $667 and $666, respectively)	4,336	2,952
Selling, general and administrative (including related party amounts of $135 and $124, respectively)	72,204	41,104
Total operating expenses	82,826	45,150
Loss from operations	(60,145)	(37,177)
Other income (expense), net:
Interest income	1,968	3,237
Interest expense (including related party amounts of $122 and $0, respectively)	(2,441)	—
Total other (expense) income, net	(473)	3,237
Net loss	(60,618)	(33,940)
Unrealized losses on available-for-sale securities	(221)	(148)
Comprehensive loss	$(60,839)	$(34,088)
Net loss per share, basic and diluted	$(0.61)	$(0.35)
Weighted-average shares outstanding used in computing net loss per share, basic and diluted	99,296,408	98,060,636